Exhibit 10.2

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement (“Agreement”) is executed on November 16, 2017 by and between Praj Industries Ltd. (CIN L27101PN1985PLC038031) a company incorporated under the laws of India, (“Praj”) with its registered office located at “Praj Tower” 274 & 275/2, Bhumkar Chowk-Hinjewadi Road, Hinjewadi, Pune 411057, India and Gevo, Incorporated a company incorporated under the laws of the State of Delaware in the United States, with offices located at 345 Inverness Drive South, Building C, Suite 310, Englewood , CO 80112, USA), (“Gevo”).

WHEREAS:

A.	The Parties had executed a Joint Development Agreement dated November 6, 2015 (JDA”) under which Gevo, and Praj identified their respective roles in: (i) developing process design packages (“PDPs”) for the production of renewable isobutanol from certain feedstocks, namely, sugarcane juice, sugarcane syrup, sugarcane molasses, sugar beet juice, sugar beet syrup, sugar beet molasses, cassava, rice, wheat sorghum and cellulosic sugars (“Feedstock”), and (ii) providing services to isobutanol plant operators utilizing the PDPs and other intellectual property rights (“IP”) licensed by Gevo to such plant operators;

B.	Pursuant to the execution of the JDA, in order to enable Praj to fulfill its obligations agreed under the JDA, Gevo had in terms of a Development License Agreement dated November 6, 2015 (“DLA”), granted a license to Praj for using the Gevo technology , knowhow and for making isobutanol at its facility;

C.	Whilst, the JDA was valid till November 6, 2017 , the Parties have agreed to restate the terms of the JDA and continue with their understanding till March, 31, 2018;

D.	To enable Praj to continue to fulfill its obligations, under the JDA, the Parties have agreed to restate the terms of the DLA and comply with the provisions agreed in the DLA till March 31, 2018.

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THE PARTIES AGREE AS FOLLOWS:

1	The DLA terms are restated pursuant to this Agreement and the Parties agree to continue to comply with the terms of the DLA till March 31, 2018 with effect from November 7, 2017.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written hereinabove.

Praj Industries Ltd.	Gevo, Inc.

By:	/s/ Atul Mulay	By:	/s/ Patrick Gruber
Name: Mr. Atul Mulay		Name: Patrick Gruber
Title: President-SBU Bio-Energy		Title: CEO

Witness:	/s/ Amol Smith	Witness:	/s/ Chris Ryan